SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2015

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2015, Ultra Clean Holdings, Inc. (the “Company”) announced that Mr. Kevin C. Eichler, currently the Company’s Executive Vice President and Chief Financial Officer, has been promoted to the role of President and Chief Financial Officer of the Company, effective March 25, 2015.

Mr. Eichler’s full biography is included in the Company’s Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 11, 2015 and incorporated by reference herein.

Pursuant to the offer letter filed as Exhibit 99.1 hereto, the Company has agreed to increase Mr. Eichler’s annual base salary to $370,000, with an annual target bonus equal to 75% of his base salary, and to grant him an award of 40,000 restricted stock units effective March 27, 2015 that vests in three equal installments on the first, second and third anniversaries of the grant, subject to his continued employment on the applicable vesting date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Offer Letter between the Company and Mr. Eichler dated March 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	March 26, 2015	By:	/s/ Kevin C. Eichler
			Name:	Kevin C. Eichler
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Offer Letter between the Company and Mr. Eichler dated March 24, 2015